UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009 (September 15, 2009)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Developments Relating to Our Third Quarter Redemptions

Under the share redemption program (the “Program”) currently in effect, Dividend Capital Total Realty Trust Inc. (the “Company”) presently limits the number of shares to be redeemed during any consecutive twelve month period to no more than five percent of the number of shares of common stock outstanding at the beginning of such twelve month period (the “Redemption Cap”). The Redemption Cap applicable to redemption requests in the third quarter of 2009 is 1,428,267 shares of common stock (the “Third Quarter Redemption Cap”). Through September 15, 2009 (the “Deadline”), the last day for third quarter 2009 redemption requests to be submitted under the Program, the Company had received requests to redeem approximately 5,582,245 shares of common stock (the “Total Third Quarter Redemption Requests”). Based on application of the Third Quarter Redemption Cap, the Company expects that requesting shareholders whose requests were received on or before the Deadline will be redeemed pro rata. As a result, the Company expects to redeem approximately 25.59% (the “Pro Rata Percentage”) of the shares each shareholder requested to be redeemed on or before the Deadline, subject to the terms and conditions of the Program. A copy of the Program is contained in the current version of the Company’s prospectus dated July 24, 2009, filed with the Securities and Exchange Commission and available on the Company’s web site at www.dividendcapital.com. In accordance with the Program, any portion of a redemption request of a shareholder that is not honored will be deemed automatically withdrawn, and any such shareholder may resubmit a request in a subsequent quarter (subject to the Redemption Cap noted above). The Company will not retain redemption requests that are not honored.

The Total Third Quarter Redemption Requests and Pro Rata Percentage are preliminary figures that are subject to change. Under the Program, redemption requests may be withdrawn at any time up to three business days prior to the end of the applicable quarter. As a result, any shareholder that wishes to withdraw a third quarter 2009 redemption request must submit a written withdrawal on or before September 25, 2009. In addition, any shareholder who has requested redemption and is a participant in the Company’s Distribution Reinvestment Plan (the “DRIP Plan”) will remain a participant in the DRIP Plan unless the Company receives written notice terminating the shareholder’s participation, which for purposes of the Company’s third quarter 2009 distribution must be received on or before September 30, 2009. Any shareholder that wishes to withdraw a redemption request or terminate their participation in the DRIP Plan should submit the same in writing to The Bank of New York, 101 Barclay Street, A Level, New York, NY 10286, Attention: Dividend Capital – Total Realty Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
September 17, 2009

	By:	/s/ M. Kirk Scott
M. Kirk Scott
Chief Financial Officer